SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): February 7, 2001

                              AUGMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                           DELAWARE 0-22341 04-3089539
             (State or other jurisdiction (Commission (IRS Employer
               or incorporation) File Number) Identification no.)

                                  P.O. Box 222
                             West Newbury, MA 01985
                                 (781) 270-9678

               (Address, including zip code, and telephone number
                         of principal executive offices)



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                (Former name or former address, if changed since
                                  last report)

Item 1-Change in Control of Registrant

         In connection with the Stock Purchase Agreement dated as of March 11, 2000, and further amended on September 12, 2000 (hereinafter the "Stock Purchase Agreement"), by and between Augment Systems, Inc. ("Augment") and Right2Web.com, Inc., a New York Corporation ("R2W"), and subject to the conditions contained therein, Leventhal Paget, LLC and Jeffrey Leventhal in his individual capacity are the owners of a total of Nine Million Sixty Thousand (9,060,000) shares of R2W Common Stock. Of those shares, Seven Million (7,000,000) are owned individually by Leventhal and Two Million Sixty Thousand (2,060,000) are owned by Leventhal Paget, LLC. Pursuant to the above mentioned Stock Purchase Agreement, Jeffrey Leventhal and Leventhal Paget, LLC converted all of their shares of R2W Common Stock, into Nine Hundred Six Thousand (906,000) shares of Augment Preferred Stock. Of those Preferred Shares, Seven Hundred Thousand (700,000) are owned individually by Jeffrey Leventhal and Two Hundred Six Thousand (206,000) are owned by Leventhal Paget, LLC. The Preferred Stock was converted into common stock, par value $.0001 ("the Common Stock") of Augment on February 7, 2001, and represents Fifty Eight Million Seven Hundred and Forty One Thousand Nine Hundred Fifty Three (58,741,953) shares of Common Stock, or Forty Four and One Half Percent (44.5%) of Augment's issued and outstanding Common Stock, par value $.0001. Of those shares, Twenty Three Million Nine Hundred Three Thousand Two Hundred Thirty Three (23,903,233), or Eighteen Percent (18%) is owned by Leventhal Paget, LLC and Thirty Four Million Eight Hundred Thirty Eight Thousand Seven Hundred Twenty (34,838,720), or Twenty Six and One Half Percent (26.5%) is owned by Jeffrey Leventhal. For purposes of this filing, the Preferred Stock is deemed fully converted to Common Stock of Augment as of the reporting date (subject to the terms of the Stock Purchase Agreement).

         Also pursuant to the Stock Purchase Agreement, Milton H. Barbarosh, an individual and principal stockholder in EAI Partners, Inc., a Florida Corporation ("EAI"), collectively referred to as "Barbarosh," converted all of its shares of R2W Common Stock into Four Hundred Thousand Shares (400,000) shares of the Preferred Stock. The Preferred Stock was converted, by EAI, to Common Stock of Augment, on February 7, 2001, pursuant to the Stock Purchase Agreement and represents Forty Six Million Four Hundred Thousand Fifty One Six Hundred Twenty Seven (46,451,627) shares of Common Stock, or Thirty Five and Thirty Three Hundredths Percent (35.33%) of Augment's Common Stock. For purposes of this filing, the Preferred Stock is deemed fully converted to Common Stock of Augment as of the reporting date (subject to the terms of the Stock Purchase Agreement).

         The Common Stock issued to the R2W stockholders is subject to the terms of a Registration Rights Agreement, which was filed as an exhibit to Augment's Information Statement on Schedule 14C, which is incorporated herein by reference.

Item 5-Other Information

         Effective  as of  February  7, 2001,  Augment  filed a  Certificate  of
Amendment of the Articles of Incorporation along with a Certificate of Designation of Rights and Preferences of the Preferred Stock of Augment. The Certificate of Incorporation of Augment was amended to effect a four (4) for one
(1) reverse stock split of the issued and outstanding shares of Augment Common Stock and to increase the authorized capitalization of Augment from fifty million (50,000,000) shares of common stock, par value $.01, to one hundred fifty million (150,000,000) shares, consisting of one hundred forty eight million (148,000,000) shares of common stock, par value $.0001, and two million shares of Preferred Stock, par value $.01.

         On September 12, 2000, a majority of stockholders pursuant to a Written Consent of Stockholders and the entire Board of Directors approved a reverse stock split and all stockholders were mailed an Information Statement on
Schedule 14C on December 19, 2000.

     The new Board of Directors, elected pursuant to the Written Consent of Stockholders, consists of Duane Mayo, Jeffrey Leventhal and Milton Barbarosh. Mr. Leventhal will act as Chief Executive Officer, Mr. Barbarosh will act as President and Mr. Mayo will remain Chief Financial Officer until a new financial officer can be located.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of Securities Exchange Act if 1934, as amended, Augment has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of West Newbury, State of Massachusetts, on February 16, 2001.


By:   /s/ Jeffrey Leventhal
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      Jeffrey Leventhal, Chief Executive Officer